Exhibit 10.2

                       Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (the "Agreement") was concluded between the following parties in Nanjing on Dec. 1st, 2004.

Transferor:   Jiangsu  Ever-Glory   International  Enterprise  Group  Co.,  Ltd.
(hereinafter called Party A)
Address: Ever-Glory Mansion, 33, Yudao Street, Nanjing City, Jiangsu Province Legal Representative: Kang Yihua

Transferee:  PERFECT DREAM LIMITED (hereinafter called Party B)
Address: Akara Bldg,24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
Legal Representative: Kang Yihua


Article One    Definitions
Unless otherwise stipulated, the following terms bear the following meanings in this Agreement:

This Agreement: this Equity Interest Transfer Agreement
Transferor: Jiangsu Ever-Glory International Enterprise Group Co., Ltd. (hereinafter called Party A)
Transferee:  PERFECT DREAM LIMITED  (hereinafter called Party B)
Object of Transfer: Nanjing Jinlu Costumes Co., Ltd.
Equity Interest: all the equity interest in the Object of Transfer (Nanjing Jinlu Costumes Co., Ltd.) held by transferor
Both Parties: transferor and transferee
Assets: the assets of the Object of Transfer
Liabilities: all the liabilities of the Object of Transfer
This Transfer: all the equity interest in the Object of Transfer that the transferor is willing to transfer and the transferor is willing to accept
Dollar: US Dollar
All  Statements:  the  statements of related facts and  commitments  recorded in words
List of Transfer: Enclosed list prepared for this transfer
Date of  Registration of Change with  Industrial and Commercial  Authority:  the date on which the parties of this Agreement apply to the industrial and commercial authority for changing the original registration of shareholders Limitless Recourse Party: If the transferor/transferee conceals related matters other than in the list of transfer or any other written material that transferor/transferee submits to transferee/transferor, and the concealment has caused the transferee/transferor direct or indirect losses, the transferee/transferor thus has a limitless recourse right. The recourse includes: the costs it actually incurred for this transfer; direct or indirect economic losses; all the lawsuit costs thus incurred.

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Article Two: Transfer of Equity interests
2.1 Equity interests
In accordance with this article of this Agreement, the transferor shall transfer to the transferee the equity interests of the object of transfer it holds. Party A shall agree to transfer to Party B 51.29% of the equity interests it holds.

2.2 Transfer Price
Based on the negotiation between the transferor and transferee, the transferor shall transfer to the transferee 51.29% of the equity interests of the object of transfer it holds at the agreed transfer price of 1288404 dollars.

2.3 Change of Ownership Registration for this Transfer
The transferor and transferee shall entrust Jiangsu Weishide Law Office to go through the procedure of transferring the equity interests at the industrial and commercial administrative department.

2.4 Rights and Interests of Shareholders
Upon completion of this transfer, the transferee shall own 51.29% of the equity interests and rights and interests of shareholders of the object of transfer

2.5 Date of Registration and Method of Completion
This transfer shall be completed on the day when both the transferee and transferor went through the procedures of equity interests transfer registration at the Industrial and Commercial Administrative Bureau of Nanjing City after this transfer has been approved by the concerned government departments, the foreign trade and economic cooperation committee and other departments.

2.6 Responsibilities at the Time of Completion:
A. The transferor shall submit the transferee:
    (1) the transferor's written commitment concerning its responsibility for the verity, integrity and accuracy of all the related material and other legal documents.
    (2) Other documents related to the registration and ownership alteration registration of this transfer of equity interests
    (3) Necessary   written   approvals,   admissions  and  permissions  by  the
        government and the concerned competent departments related to this transfer
B. The transferee shall submit to the transferor:
Necessary written approvals, admissions and permissions by the government and the concerned competent departments related to this transfer



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Article Three Statement and Warranty of Transferor

The transferor shall make the following statements and warranties to the transferee:
3.1 Legality
    (1) The transferor is the legal holder of the equity interests of the object of transfer and has completed the legal and necessary legal processes related to the equity interests it holds; it is also an independent legal person who is legally instituted and has the right to perform the matters concerning this Agreement.
    (2) The object of transfer is a company of limited liability with a status of independent legal person that is established and continues to exist according to Chinese law. All necessary approvals, admissions, authorizations and permissions have been obtained for its establishment, production and operation. The transferor commits itself that the object of transfer does not violate the related approvals, admissions, authorizations and permissions.

3.2 Authority
The transferor drafts this Agreement with the transferee of its own will and understands its legal responsibilities at the same time; the transferor has a fully legal right to sign and perform this Agreement.

3.3 The transferor commits it self that the operation of the object of transfer has been effectively approved, agreed, authorized and permitted. All these approvals, agreements, authorizations and permissions are effective with binding effects. If the transferee finds anything imperfect, the transferor shall be obliged to help and cause the object of transfer to finalize the corresponding formalities.


Article Four Statements and Warranties of Transferee

The transferee shall make the following statements and warranties to the transferor:

4.1 Legality
The transferee is an independent legal person who has itself registered and is doing business according to law.

4.2 Authority
The transferee drafts this Agreement with the transferor of its own will and understands its legal responsibilities at the same time;

4.3 Some Lawsuits
As far as the transferee knows, there is not any lawsuit against it being transferred the equity interests of the object of the transfer.


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Article  Five  Commitments  of  Transferor  During  the  Period  from the Day of
Concluding the Agreement to the Day of the Commercial and Industrial Department Altering the Registration

5.1 To Make Investigation and Obtain Related Documents
During the period from the day of concluding the Agreement to the day of the commercial and industrial department altering the registration, the transferor shall assist the transferee in making investigation and ensure that the transferee will obtain all the related documents of the object of the transfer.

5.2 Production and Operation of the Object of the Transfer
(1) to continue to operate the object of the transfer with regular business behavior.
(2) to try its best to keep the current business activities and personnel unchanged; 5.3 Appraisal and Approval
After concluding this Agreement, the transferor shall, in coordination with the transferee and the object of the transfer, apply to the related competent departments for appraising and approving the various matters related to this transfer.

5.4 Notification
If any matter conflicting with this Agreement occurs, the transferor shall immediately notify the transferee and immediately submit to the transferee the corresponding revised copy of the list of the transfer.

5.5 Never to Negotiate
After this Agreement is concluded, the transferor shall not negotiate with any party other than the transferee over matters related to this transfer of equity interests.

5.6  Strain its Efforts
The transferor shall strain its efforts to carry out the related articles in this Agreement.
Article Six Commitments of Transferee During the Period from the Day of Concluding the Agreement to the Day of the Commercial and Industrial Department Altering the Registration
6.1 To obtain the approval from related government departments
After this Agreement is concluded, the transferee shall immediately go through the formalities to apply to the related government departments for approval and:
(1) Assist the transferor in completing its procedures of application for approval; (2) Assist the transferor in obtain the items specified in the list of the transfer.
6.2 To pay the costs of transfer to the transferor (or the beneficiary appointed by the transferor)
Within three months after this Agreement is concluded, the transferee shall pay Party A in one lot the amount of the transfer of equity interests totaling 1288404 US dollars.

Article   Seven  The   Prerequisites   for   Transferee  to  Perform  the  Final
Responsibilities as the Transferee of this Transfer

Before performing its final responsibilities as the transferee of this transfer, the transferee requires that the following prerequisites must be met by that time:
7.1 The statements and commitments made by the transferor are all true;

7.2 The transferor has fulfilled all the responsibilities in this Agreement except the final one;

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7.3 Both parties have reached a common understanding;
7.4 There exists not any lawsuit related to this transfer against the transferor;
7.5 No other natural persons or legal persons than the transferor have any rights and interests over the equity interests the transferor transfers;
7.6 During the period from the day of concluding the Agreement to the day of altering the registration at the commercial and industrial department, the assets of the object of the transfer do not change unfavorable to the transferee for the sake of the transferor.
7.7 After the day of concluding this Agreement, the transferee and any person entrusted by it shall have the right to enter the object of the transfer in regular business hours to understand the actual management of its production and operation activities.

Article Eight The Prerequisites for Transferor to Perform the Final Responsibilities as the Transferor of this Transfer
Before performing its final responsibilities as the transferor of this transfer, the transferor requires that the following prerequisites must be met by that time:
8.1 The statements and commitments made by the transferee are all true;
8.2 The transferee has fulfilled all the responsibilities in this Agreement except the final one;
8.3 There is not any law, regulation, or decision of a court obstructing and forbidding the transferee to be transferred the equity interests.

Article Nine Effect and Termination of this Agreement
9.1 The Effect of this Agreement
(1) This Agreement becomes effective after both parties sign and confirm it by seal and then it is approved by the related competent departments and Party A receives the down payment from the transferee;
(2) The actual rights and responsibilities of both the parties are clearly specified in this Agreement. If the related government departments have any special requirement for the documents submitted for approval, both parties agree to adjust the forms of the Agreement without altering these actual rights and responsibilities. The adjustment shall be subject to the confirmation of both the parties of this Agreement;
9.2 Termination of this Agreement:
(1) Any party of the transferee and transferor  does not abide by or violate any article in this Agreement without impunity.
(2) Any item in Article Seven and Article Eight cannot be carried out due to indisputable and/or human factors.
(3) Both the parties agree to terminate the Agreement;
(4) The Agreement is not approved or exempted by the related government department.


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Article Ten   Liabilities and Compensation from Breaching the Contract

10.1 Unless this Agreement cannot become effective for being not approved by the concerned department, both the parties shall perform the articles of this Agreement. If any party does not perform this Agreement or does not perform this Agreement according to the agreed conditions, the other party may require the party breaching this Agreement to compensate it for the losses, and also may require the breaching party to continue performing the Agreement. The above-mentioned "losses" shall include:
    1) The Costs actually incurred by the non-breaching party for this transfer (including but not limited to the intermediary costs, travel costs and public relation costs);
    2) Non-breaching party's direct and/or indirect economic losses (including but not limited to obtainable benefits);
    3) Law costs the breaching part has paid for this lawsuit or arbitration (including but not limited to lawsuit costs, costs of application for arbitration, attorney costs).

10.2 Other than the first item of this article, if the transferor violates Article Three or Article Five of this Agreement, the transferee may terminate this Agreement or may require to lower the transfer price agreed in the second item of Article Two.
10.3 The transferor agrees: if the transferor does not furnish related material and legal documents according to its own commitments in this Agreement, and this mistake cannot be remedied, and this has caused the transferee actual losses, then the transferee may amend the corresponding articles or terminate this Agreement of the transfer of the equity interests and ask for compensation for its losses.
10.4 If the transferee cannot pay the costs of transfer to the transferor according to the stipulations of this Agreement, the transferor has the right to confiscate the down payment of the transferee and ask the transferee to compensate for its losses and has the right to terminate the Agreement of its own will.

Article Eleven Settlement of Disputes

Any dispute arising from this Agreement shall be settled between the two parties through negotiation. If it cannot be settled within thirty days through negotiation, both the parties of the dispute may submit it to a people's court with a jurisdiction of a certain level in Nanjing according to the stipulation of law concerning the jurisdiction of different levels for settlement by lawsuit.

Article Twelve:  Miscellaneous
12.1 Confidentiality
Any information concerning this transfer shall be treated as absolute business secret. All the participating parties of this Agreement shall treat such information as strictly confidential.


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12.2 Applicable Law
This Agreement shall be governed by Chinese law, and shall be interpreted and revised according to Chinese current law.
12.3 Non-transferable Article
Unless agreed by both the parties in written form in advance, the transferor and transferee shall not allot and transfer any rights and responsibilities under this Agreement.
12.4 Effective Confirmation of Notifications
Any notification in this Agreement shall only be confirmed in written form. Either the registered mail, express mail or personal delivery shall be deemed to have been delivered only after the receiver signs them.

12.5 Matters not Covered
In the case of matters not covered by this Agreement, both the parties may negotiate separately and sign a written supplementary Agreement. 12.6 Original of this Agreement There are eight original copies of this Agreement. Either party of this Agreement holds two copies. All copies have the same legal effects.

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Party A:                                   Date:
Party B:                                   Date: